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Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Auditors" and to the use of our reports dated April 24, 1998, with respect to the financial statements of Providian Life and Health Insurance Company Separate Account V--Advisor's Edge, Providian Life and Health Insurance Company Separate Account V--Dimensional Variable Annuity, Providian Life and Health Insurance Company Separate Account V--PGA Retirement Annuity, and the statutory-basis financial statements of Providian Life and Health Insurance Company in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 33-80958) and related Prospectuses of Providian Life and Health Insurance Company Separate Account V--Advisor's Edge, Providian Life and Health Insurance Company Separate Account V--Dimensional Variable Annuity, and Providian Life and Health Insurance Company Separate Account V--PGA Retirement Annuity.


                                            /s/ ERNST & YOUNG LLP


Louisville, Kentucky
April 24, 1998